                                  Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No.'s 33-16409, 33-38259 and 33-78614 of Shorewood Packaging Corporation each on Form S-8 and to the incorporation by reference in Registration Statement No. 333-3671 of Shorewood Packaging Corporation on Form S-3 of our report dated June 7, 1996, appearing in this Annual Report on Form 10-K of Shorewood Packaging Corporation for the 52 weeks ended April 27, 1996.

DELOITTE & TOUCHE LLP

/s/ DELOITTE & TOUCHE LLP

New York, New York
July 22, 1996

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